EXHIBIT 24

CAPELLA EDUCATION COMPANY

Power of Attorney
of Director and/or Officer

Each of the undersigned directors and/or officers of Capella Education Company, a Minnesota corporation, does hereby make, constitute and appoint Stephen G. Shank and Lois M. Martin, and either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Corporation to an Annual Report on Form 10-K or other applicable form, and all amendments thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers of Capella Education Company has hereunto set the undersigned’s hand this 1st day of March, 2007.

/s/ Stephen G. Shank Stephen G. Shank	/s/ Gordon A. Holmes Gordon A. Holmes

/s/ Lois M. Martin Lois M. Martin	/s/ Jody G. Miller Jody G. Miller

/s/ Amy L. Drifka Amy L. Drifka	/s/ Jeffrey W. Taylor Jeffrey W. Taylor

/s/ S. Joshua Lewis S. Joshua Lewis	/s/ Darrell R. Tukua Darrell R. Tukua

/s/ James A. Mitchell James A. Mitchell	/s/ Jon Q. Reynolds, Jr. Jon Q. Reynolds, Jr.

/s/ David W. Smith David W. Smith	/s/ Sandra E. Taylor Sandra E. Taylor